Exhibit 99.01

PUBLIC VERSION

V. C. Summer Nuclear Station Units 2 & 3

Quarterly Report to the South Carolina Office of Regulatory Staff

Submitted by South Carolina Electric & Gas Company

Pursuant to Public Service Commission Order No. 2009-104(A)

Quarter Ending September 30, 2012

I.                                        Introduction and Summary

A.                                    Introduction

This quarterly report is submitted by South Carolina Electric & Gas Company (SCE&G or the Company) to the Public Service Commission of South Carolina (the Commission) and the South Carolina Office of Regulatory Staff (ORS).  It is submitted in satisfaction of the requirements of S.C. Code Ann. § 58-33-277 (Supp. 2011) and the terms of Commission Order No. 2009-104(A).  This report provides updated information concerning the status of the construction of V. C. Summer Nuclear Station (VCSNS) Units 2 & 3 (the Units) and updates the capital cost and construction schedules for the Units.  The Commission approved updated construction schedules for the Units in Order No. 2010-12.  The Commission approved updated capital cost schedules for the Units in Order No. 2011-345 issued on May 16, 2011.

B.                                    Structure of Report and Appendices

The current reporting period is the quarter ending September 30, 2012.  The report is divided into the following sections:

Section I:                                            Introduction and Summary;

Section II:                                       Progress of Construction of the Units;

Section III:                                  Anticipated Construction Schedules;

Section IV:                                   Schedules of the Capital Costs Incurred Including Updates to the Information Required by S.C. Code Ann. § 58-33-270(B) (6) (the Inflation Indices);

Section V:                                        Updated Schedule of Anticipated Capital Costs; and

Section VI:                                   Conclusion.

Appendices 1, 2, and 4 to this report contain detailed financial, milestone and other information updating the schedules approved by the Commission in Order Nos. 2010-12 and 2011-345.  For reference purposes, Appendix 3 provides a copy of the approved capital cost schedule for the project in the form approved in Order No. 2011-345.

A confidential and a public version of this report and its attachments are being provided.  All cost information presented reflects only SCE&G’s share of the project’s cost in 2007 dollars unless otherwise specified.  Attached to the end of the report is a glossary of acronyms and defined terms used in it.

C.                                    Construction Schedule and Milestones

As the report indicates, the Company has met all current construction milestones approved by the Commission in Order No. 2010-12, as adjusted pursuant to contingencies authorized in Order No. 2009-104(A).  There are 146 separate milestones.  As of September 30, 2012, 79 have been completed.  Comparing the scheduled milestone completion dates as of the date of this report to the milestone completion dates approved by the Commission in Order No. 2010-12, the completion dates of 62 milestones have changed.  Of these, 20 have been accelerated and 42 have been delayed for between one and 17 months.

D.                                    Construction Costs and Cost Forecasts

Spending through December 31, 2012 in current dollars is forecasted to be approximately $412 million below the capital cost schedule approved in Order No. 2011-345.  The present cash flow forecast indicates that the Company will be able to complete the Units for $4.553 billion in 2007 dollars, which is $283 million above the forecast approved in Order No. 2011-345.  The current cost estimates include a) new forecasts of Owners Cost associated with the construction oversight and operational readiness functions of the New Nuclear Deployment (NND) team, b) costs associated with the resolution of claims made by the contractors for the Units, Westinghouse Electric Company, LLC and the Shaw Group (WEC/Shaw), related to design changes and delays in the issuance of the Combined Operating Licenses (COLs) for the Units (WEC/Shaw Claims), c) new forecasts of Transmission cost, and d) change orders under the Engineering, Procurement and Construction Agreement (EPC Contract) related to cyber security, health insurance costs, and other matters.  The specific items resulting in these increases are discussed in more detail in Section II.

On May 15, 2012, the Company filed a petition with the Commission under the authority of S.C. Code Ann. § 58-33-270(E) (Update Filing) for review and approval of revised construction and cash flow schedules for the project.  This Update Filing is discussed in more detail in Section II.

In Order No. 2009-104(A), the Commission recognized that forecasts of Allowance for Funds Used During Construction (AFUDC) expense and escalation would vary over the course of the project and required those forecasts to be updated with each quarterly report.  The current escalation indices were issued in November of 2012 for the period of January through June of 2012 and have been used in forecasting the construction costs for the project that are presented here.

Chart A below compares the current capital cost forecast to the forecast presented in the last quarterly report.  This chart shows a reduction in Gross Construction Costs of $63.6 million over the life of the project.  This reduction is due in part to lower escalation rates.  With each quarterly update, a quarter that had been subject to the five-year rate becomes subject to the one-year rate. The figures reported on Chart A also include the effect of calculating escalation on an updated cost flow projection for the project.

Chart A: Reconciliation of Capital Cost ($000)

Forecast Item	Projected @ 9/30/12 (Five-Year Average Escalation Rates)	Projected @ 6/30/12 (Five-Year Average Escalation Rates)	Change
Gross Construction	$5,700,406	$5,764,038	$(63,632)
Less: AFUDC	$216,764	$238,326	$(21,562)
Total Project Cash Flow	$5,483,642	$5,525,712	$(42,070)
Less: Escalation	$930,287	$972,357	$(42,070)
Capital Cost, 2007 Dollars	$4,553,355	$4,553,355	$0

Chart B compares the current forecast of gross construction costs, including current escalation, to the forecast on which the Commission relied in adopting Order No. 2011-345.  Chart B shows that the forecasted capital cost of the Units in 2007 dollars has increased by approximately $283 million.  This increase reflects the additions to the budget referenced in Section I. D above and is explained in more detail in Section II of this report.  It is offset by the voluntary decision by the Company, communicated to the Commission by letter dated April 25, 2011, that it would not seek recovery for $103,000 in Community Support/Outreach costs that WEC/Shaw had included in costs to be charged under the EPC Contract for the Units. Due to the changes in forecasted escalation, when netted against changes in AFUDC, see Section I. F, below, the cost of the plant in future dollars has decreased by approximately $87 million since Order No. 2011-345 was issued.

Chart B: Reconciliation of Capital Cost ($000)

Forecast Item	Projected @ 9/30/12 (Five-Year Average Escalation Rates)	As Forecasted and Approved In Order 2011- 345	Change
Gross Construction	$5,700,406	$5,786,943	$(86,537)
Less: AFUDC	$216,764	$255,684	$(38,920)
Total Project Cash Flow	$5,483,642	$5,531,259	$(47,617)
Less: Escalation	$930,287	$1,260,855	$(330,568)
Capital Cost, 2007 Dollars	$4,553,355	$4,270,404	$282,951

Chart C below shows the current forecasts of the cost of the Units compared to the cost forecasts underlying the initial Base Load Review Act (BLRA) order, which was issued by the Commission in 2009, and the updated orders issued in 2010 and 2011.  The decline in capital cost forecasts in 2007 dollars between Order No. 2010-12 and 2011-345 reflects the removal of Owner’s contingency amounts from the forecasts as required by the opinion of the Supreme Court of South Carolina in South Carolina Energy Users Comm. v. South Carolina Pub. Serv. Comm’n, 388 S.C. 486, 697 S.E.2d 587 (2010).  This chart shows that while the cost of the project in 2007 dollars has increased by $18 million since the initial forecasts, the cost of the project in future dollars is approximately $613 million below the initial forecast.

Chart C: Summary of Nuclear Filings (billions of $)

Forecast Item	Order No. 2009-104(A)	Order No. 2010-12	Order No. 2011-345	Projected @ 9/30/12
Capital Cost, 2007 Dollars	$4.535	$4.535	$4.270	$4.553
Escalation	$1.514	$2.025	$1.261	$0.930
Total Project Cash Flow	$6.049	$6.560	$5.531	$5.483
AFUDC	$0.264	$0.316	$0.256	$0.217
Gross Construction	$6.313	$6.875	$5.787	$5.700

E.                                    Escalation Rates

As provided in Order No. 2009-104(A), the most current one-year inflation indices are used to escalate costs occurring in the twelve-month period after the date of each quarterly report.  The most current escalation indices are found in the Handy-Whitman July 2012 update which was issued in November 2012 and reports data for the period January through June of 2012.  Those rates are reflected in this report.  The approved capital cost targets have been adjusted to reflect the currently reported historical escalation rates.  The forecasted costs provided here reflect the terms of the agreement related to the WEC/Shaw Claims which changes the index applicable to Firm with Indexed Adjustment cost categories going forward from a floating Handy-Whitman adjustment to a fixed rate for the life of the project.

As shown on Appendix 4, utility construction cost escalation rates were at historically high levels during the period 2005-2008, and since then have dropped.  Current escalation rates are shown below on Chart D.  When compared to the previous Handy-Whitman release, the current update shows a downward trend in rates.

Chart D: Handy-Whitman Escalation Rates

Escalation Rate Comparison

	Jul-Dec 2011	Jan-Jun 2012
HW All Steam Index:
One-Year Rate	4.51%	1.92%
Five-Year Average	3.91%	3.60%
Ten-Year Average	4.71%	4.67%
HW All Steam/Nuclear Index:
One-Year Rate	4.52%	2.10%
Five-Year Average	3.87%	3.64%
Ten-Year Average	4.72%	4.70%
HW All Transmission Plant Index:
One-Year Rate	2.48%	(0.17)%
Five-Year Average	3.00%	2.56%
Ten-Year Average	4.55%	4.71%

F.                                     AFUDC

The AFUDC for the project is currently projected to be approximately $38.9 million lower than the forecast on which Order No. 2011-345 was based.  Consistent with Order No. 2009-104(A), SCE&G computes AFUDC based on the Federal Energy Regulatory Commission (FERC) approved methodology as applied to the balance of Construction Work in Progress (CWIP) that is outstanding between rate adjustments.  SCE&G’s projected AFUDC rate is currently 5.28% versus a rate of 5.87% that applied when Order No. 2011-345 was issued.

G.                                   Compliance with the Commission Approved Cumulative Project Cash Flow Target

The current approved Cumulative Project Cash Flow target for the project was adopted by the Commission in Order No. 2011-345.  In Order No. 2009-104(A), the Commission provided that the applicable Cumulative Project Cash Flow target would be adjusted with each quarterly report to reflect updated escalation data.

Appendix 2 provides the approved Cumulative Project Cash Flow target updated for current escalation data.  The cash flow targets up until June 2012 have been updated to reflect actual escalation rates.  The cash flow targets for the third quarter of 2012 and beyond have been updated based on the most recently available inflation indices, which for purposes of this report, are the indices provided in November of 2012 that report data for the period January through June 2012.  When final actual indices for the remainder of 2012 become available, the cash flow data for 2012 will be revised to reflect the actual escalation rates.

Appendix 2 compares the approved Cumulative Project Cash Flow target to the current cumulative cash flow schedules for the project, which include actual costs where available and SCE&G’s working forecasts of annual cash flows for future years.  In addition, the project cash flow targets presented on Appendix 2 for 2011 and 2012 have been adjusted to reflect timing differences between the billing methodology under the EPC Contract and the calculation of the escalated cash flow targets under Order No. 2009-104(A).  Under the EPC Contract, for periods where actual escalation rates are not available, WEC/Shaw bills SCE&G based on a rolling 2-year average of the applicable Handy-Whitman rate and provides adjustments to reflect the actual rate when it is known.  An adjustment has been made to Appendix 2 target calculations to offset the timing differences that arise as a result of WEC/Shaw’s approach to estimated billings and credits.  This adjustment applies to those EPC Contract cost categories that are subject to indexed escalation.

II.                                   Progress of Construction of the Units

Since issuance by SCE&G of a Full Notice to Proceed (FNTP) to WEC/Shaw on April 19, 2012, work has been progressing at the project site.  During the third quarter of 2012, WEC/Shaw placed over 18,000 cubic yards of concrete for the Nuclear Island (NI) and turbine building of Unit 2. Since placement of this concrete began in April of 2012, a total of 36,000 cubic yards have been placed in this location.

Overall, the fabrication of equipment off-site is proceeding satisfactorily on a schedule that supports the on-site construction schedule.  The components of the Condenser for Unit 2 have arrived onsite and are being assembled.  Manufacturing and testing of the Reactor Vessel for Unit 2 is nearing completion and shipment is planned for the first quarter of 2013.  However, the schedule for fabrication of sub-modules from the Shaw Modular Solutions (SMS) facility in Lake Charles, Louisiana remains a focus area for the project. This sub-module fabrication work continues to be delayed due to previously identified module redesign and quality issues.  Progress has been made with production issues, and Quality Assurance and Quality Control (QA/QC) issues.  SMS continues to work on its production schedule to mitigate past delays.  SCE&G continues to monitor and oversee this area carefully and is devoting resources and attention to this area.  This is discussed further in Section II.C.1.

As previously reported, on July 30, 2012, Chicago Bridge & Iron (CB&I) announced it had entered into a definitive agreement to purchase the Shaw Group which it plans to operate as a business sector under the name CB&I Shaw.  The acquisition is not anticipated to affect the project in any material way.

The agreement resolving the claims associated with the delayed issuance of the COLs, design changes to the Shield Building, design changes to the structural modules, and the lower than anticipated rock elevations encountered in certain areas where the Unit 2 NI will be constructed was finalized on July 11, 2012, and reflects new Substantial Completion Dates for Units 2 and 3 of March 2017 and May 2018, respectively.  This agreement will be incorporated in Change Order No. 16 which is being prepared for execution.

At present all BLRA milestone completion dates are within approved schedule contingencies.  Based on BLRA milestone updates received from WEC/Shaw as of the close of this reporting period, two milestones have been delayed by 17 months:  Milestone No. 61, Core Make-Up Tank Hydro Test; and, Milestone No. 92, Start Containment Large Bore Pipe Supports for Unit 2.  However, neither of these milestone delays will affect the construction-need date of the activities in question.  The updated completion dates for all milestones are listed in Appendix 1.

A more detailed presentation of the status of the project is addressed in Section II.A-Section II.G below.

A.                                    Licensing and Permitting

As licensee for the Units, SCE&G is now directly accountable to the Nuclear Regulatory Commission (NRC) for its contractors meeting nuclear-safety related QA/QC requirements both at the project site and at the facilities of its component manufacturers and equipment suppliers worldwide. The Consortium through the EPC Contract is also responsible to SCE&G for making sure that these requirements are met.

1.                                      NRC Inspections

The NRC completed the following inspections at the project site:

•                  A Module Assembly Building/Civil Work Inspection on July 19, 2012.

•                  A Containment Vessel Welding Inspection on July 25, 2012.

•                  A Quality Assurance Implementation Inspection on August 9, 2012.

•                  A Monthly Civil Inspection on September 13, 2012. The NRC debriefed an Unresolved Item (URI) related to concrete reinforcement in the basemat elevator pit and NI sumps area.  Additional information is provided in Section II.D.3.

Other than the URI described above, no items of significance were identified during the NRC inspections.

2.                                      Other NRC Activities

NRC Commissioner Kristine Svinicki met with NND site management and toured the construction site on August 9, 2012.  Ms. Svinicki spoke to SCE&G employees at the close of her tour.

3.                                      NRC Response to the Japanese Earthquake and Tsunami of March 2011

In an industry-wide effort to address requirements associated with Fukushima related orders, the Nuclear Energy Institute (NEI) developed guidance for licensees to use in near-term and long-term planning for compliance which has been endorsed by the NRC.  SCE&G used that NRC-endorsed guidance to develop strategies for compliance with a license condition 2.D(13), which relates to restoring core cooling after a beyond design basis accident.  In addition, SCE&G has used that guidance to develop strategies for complying with Order EA-12-063, which requires SCE&G to address several characteristics of the Units’ spent fuel pool instrumentation to assure that water levels are identifiable during a beyond design basis event.

In response to license condition 2.D(13), SCE&G issued its initial status report to the NRC on October 22, 2012, subsequent to this reporting period.  In its status report, SCE&G summarized those actions both taken and planned in an effort to comply with the license condition.

In response to NRC Order EA-12-063, SCE&G issued its initial status report to the NRC on October 29, 2012, related to spent fuel pool instrumentation.  SCE&G provided the NRC with a technical report addressing all requirements of the Order, allowing SCE&G to request that the Order be closed out since the conditions had been met.

As previously reported, SCE&G responded to the NRC concerning the NRC’s Request for Information (RFI) dated April 13, 2012 by letter on June 7, 2012 addressing emergency power supply for site communications equipment and the staffing necessary to execute the emergency plan in the event of a multi-unit event that resulted in an extended loss of all AC power.  The NRC has not requested any additional information.

4.                                      Major Construction Permits

a)                                     National Pollutant Discharge Elimination System (NPDES) Permit

The NPDES permit, required for construction of the Raw Water System (RWS) intake structure, the Wastewater System (WWS) and other facilities associated with the water and wastewater systems, was issued by the South Carolina Department of Health and Environmental Control (SCDHEC) on October 11, 2012, subsequent to this reporting period.  This permit also authorizes future discharges from the WWS and of blow down water from the Cooling Towers.  One concerned citizen has appealed.  The NPDES permit must await resolution of the appeal.

b)                                     Other Major Construction-Related Permits

No other major construction-related permits are outstanding.  Other construction-related permits are anticipated to be obtained in the ordinary course of administering the project.

5.                                      BLRA Regulatory Proceedings

As previously reported, on May 15, 2012, SCE&G submitted an Update Filing with the Commission which included revised project construction schedules and cash flow schedules.  Those revisions reflected a) revised substantial completion dates for the Units, b) the resolution of the WEC/Shaw Claims, c) revised Owners costs forecasts, d) revised Transmission costs forecasts, and e) other change orders associated with cyber security, health care costs and other matters.  The revised construction schedules requested in this docket reflect the new substantial completion dates of March 2017 and May 2018 for Units 2 and 3 respectively and a resetting of certain BLRA milestones.  A hearing on the Update Filing was held on October 2-3, 2012.  Under S.C. Code Ann. § 58-33-270(E), the Update Filing is to be approved unless the schedule and cost updates are shown to be the result of imprudence by the utility.  By statute, the Commission is required to issue an order approving or denying the petition by November 15, 2012.

The Commission voted on this matter on November 7, 2012 and issued a directive approving the revised project construction milestone schedules and cash flow schedules. The only exception was that the Commission determined that the costs associated with Phase II of the change order addressing cyber security upgrades to the Units, in the amount of $4.95 million, were premature since the precise scope of Phase II work will be determined by the evaluation and work plan created in Phase I.  The Commission did not suggest that these costs could not be recovered but indicated that the Company may seek to include them within its approved capital costs schedules when they are more fully known.

B.                                    Engineering

1.                                     Engineering Completion Status

As of September 30, 2012, the VCSN Units 2 & 3 Total Plant Design Completion Status is as follows:

a)                                     Site-specific design — 90.3% complete.

b)                                     Standard Plant Issued for Construction (IFC) Drawings — 67.8% complete.

2.                                      Site Specific Design Activities

Site specific design work is ongoing in support of site specific systems, to include the Circulating Water System (CWS), Yard Fire System (YFS), Potable Water System, RWS, Sanitary Drain System, Offsite Water System (OWS) and WWS.

As discussed in previous reports, environmental testing to support OWS design efforts revealed out-of-specification levels of disinfectant byproducts that were determined to be caused by the presence of bromides in the Broad River.  As a result of these findings, the project team determined that redesign of the OWS using reverse osmosis is necessary to achieve SCDHEC potable water requirements.  Reverse osmosis is a process by which a semi-permeable membrane is utilized to filter out any unwanted substances in water supplies.  Efforts are ongoing to define the work scope and additional costs associated with this issue.

As previously reported, phosphate discharges into the Parr Reservoir were limited by SCDHEC due to the elevated level of phosphates otherwise occurring in the Broad River and this would cause SCE&G to have to make changes in treatment plans. It has now been determined that SCE&G will meet the current environmental discharge limits, so this issue will not affect current treatment plans.

C.                                    Procurement/Fabrication

1.                                      The delays related to fabrication and delivery of the sub-modules by SMS at its facility in Lake Charles, Louisiana continue to be an important area of focus for the project.  However, floor and wall sub-modules for Unit 2 module CA20 continue to be received on site and fitted up for welding in the Module Assembly Building (MAB).  In early July 2012, WEC/Shaw presented SCE&G with a module delivery and assembly schedule and plans to mitigate further schedule impact due to fabrication delays previously experienced with SMS.

On May 11, 2012, the NRC completed a licensee Inspections, Tests, Analyses and Acceptance Criteria (ITAAC) inspection at SMS. A URI for Design Control Document (DCD) discrepancies related to module Nelson stud spacing and a few minor performance deficiencies were debriefed. During the NRC 2012 Third Quarter Exit conducted on October 9, 2012, which occurred subsequent to this reporting period, the NRC substituted for the previous URI a potential Green, NRC-identified violation.  A “Green” finding is an NRC-identified finding of very low safety significance.

Additionally, during the third quarter of 2012, WEC identified an issue related to a welding process option used during fabrication on several sub-modules that does not meet the “full penetration” weld configuration specified in the Current Licensing Basis for the AP1000 reactor.  The previously fabricated CA20 sub-modules will require repair that likely will occur on the project site or at qualified facilities other than the SMS facility to allow module fabrication to continue there with no further delays.  Efforts are also ongoing by the Consortium to mitigate further licensing configuration deviations by ensuring compliance with the current licensing basis on future module fabrication.

Senior management from both SCE&G and WEC/Shaw continue to actively monitor progress in this area.  WEC personnel continue to provide on-site engineering support for production at SMS.  As previously reported, SCE&G placed a permanent resident inspector at the SMS facility who continues to provide additional oversight, reporting and support.

2.                                      The Unit 2 Core Make-Up Tanks, Pressurizer, Accumulators, and Passive Residual Heat Removal (PRHR) Heat Exchanger are under active manufacture at Mangiarotti (MN) facilities in Italy.  This work was initially delayed due to QA/QC issues and work scheduling issues at MN suppliers but is now proceeding.  The manufacture of the Unit 2 Core Make-Up Tanks at MN facilities in Italy has been delayed due to a change in the design.  As of September 30, 2012, this milestone shows a delay of 17 months for completion of hydrostatic testing in Appendix 1.  This delay is not anticipated to affect the construction schedule since the shipment dates for the Core Make-Up Tanks are well in advance of the requirements of the construction schedule.  Additional WEC project personnel have been assigned to the facility to provide quality and schedule oversight in an effort to minimize schedule delays.

3.                                      The Units’ Reactor Coolant Pumps are being produced in Pennsylvania by the Electro-Mechanical Division (EMD) of Curtiss-Wright Corp. Pump manufacturing and the delivery schedule supports the current Unit 2/3 construction schedule.

4.                                      As previously reported, the Unit 2 Reactor Coolant Loop Piping hot and cold legs were shipped to the Carolina Energy Solutions (CES) facility in Rock Hill, South Carolina for the installation of fittings and other welding activities.  Reactor Coolant Loop Piping surge lines have been received onsite.  The hot legs and cold legs are anticipated to arrive onsite in January of 2013.

5.                                      The turbine generator for Unit 2 is under manufacture at the Toshiba facility in Japan and proceeding smoothly.  The Fukushima event has not adversely impacted any of the Japanese manufacturing activities related to the project.

D.                                  Construction

1.                                      Control cable installation and relay testing by Pike continues to progress.   The Switchyard remains on schedule to be energized in the first half of 2013, which fully supports the project schedule.

2.                                      Safety-related concrete placement through the upper mudmat in the Unit 2 NI was completed in August 2012.  Completion of work on the Unit 2 NI and Turbine Building horizontal waterproof membranes (the vapor barrier under each basemat) will now allow vertical work to begin.  A portion of basemat rebar assembly was completed and placed on top of the NI mudmat.  Assembly of rebar for the Shield Building and other areas has commenced.

3.                                      As reported in the last quarter, WEC/Shaw had begun assembling the framework of steel reinforcing bar (rebar) for the basemat of the NI using a technique for terminating the floor rebar at the wall connection using “T” joints.

In inspecting similar work at the Vogtle site, NRC inspectors took the position that the technique being used was not the technique envisioned by the relevant drawings in the DCD and was not in compliance with those drawings.  The NRC also raised an issue concerning rebar fabrication.  In response, SCE&G entered these issues into the CAP.  WEC/Shaw disassembled the work done using the earlier techniques and has proceeded with construction using the alternative approach shown in the drawings. Since the last report, the project has also experienced issues with acceptability of steel components intended for use in the steel framework of the basemat. These components have been identified and replaced.  Subsequent to this reporting period, the NRC raised questions relative to the rebar design for the NI elevator pit and NI sumps. WEC is in the process of addressing the NRC questions. The initial pouring of the basemat concrete has been delayed pending the resolution of the NRC questions related to this rebar design. SCE&G continues to monitor Shaw’s compliance with the DCD in performing this work.

4.                                      During the third quarter of 2012, the Heavy Lift Derrick (HLD) made its second lift of a rebar preassembly weighing approximately 465 tons, which was placed onto the NI mudmat, and continues to prove useful in off-loading components and placing them into storage on the project site.

5.                                      The onsite fabrication of the Containment Vessel (CV) by CB&I is steadily progressing.  Fit-up work on the rings that attach to the bottom head and will form the vertical walls of the CV continues.  Shaw has installed the majority of the exterior circumferential rebar for the CV Bottom Head.  Exterior vertical rebar and interior rebar installation is ongoing.

6.                                      Work on the Cooling Towers has progressed during the third quarter of 2012.  Setting of CWS supply and return pipes in Cooling Tower 2A was completed.  Erection of Cooling Tower 2A precast walls began.  Concrete basin wall placements were completed for Cooling Towers 3A and 3B.  Setting of CWS supply and return pipes for Cooling Towers 3A and 3B continued.  Grading work which required the United States Army Corps of Engineers (USACE) Section 404 permit in the area of Cooling Tower 2B is progressing.

7.                                      It was previously reported that assembly of the CR-10 Module for Unit 2 in which the bottom head will be set was completed.  However, some rework was required due to design changes to improve the lap splice locations for rebar.  Shaw has now begun to place rebar on the CR-10 structure.

8.                                      As previously reported, excavation for the Unit 3 NI and Turbine Building was completed in July 2012.  Final blasting and removal of rock has been completed.  Geological mapping for this area was 70% complete as of the end of September.  A recent NRC inspection of the Unit 3 excavation geological features and mapping program yielded positive results, with no findings or violations.

E.                                    Training

1.                                      Collaborative efforts between WEC, SCE&G, and Southern Nuclear Company (SNC) have resulted in a recovery plan schedule for implementation of Human Factors Engineering/Integrated System Validation (HFE/ISV) testing for the Plant Reference Simulator (PRS).  The schedules for implementation of the PRS and the subsequent NRC inspection of the PRS now support the NRC licensing of operators to support fuel load.  Continuous monitoring and routine status updates are ongoing to ensure that the required number of reactor operators are trained and licensed by the NRC, which will allow Unit 2 fuel load to take place.  The validation and testing of the PRSs will remain an area of continued focus for the project given the importance to the project of meeting the reactor operator training schedule.

2.                                      The Senior Reactor Operator Certification (SROC) class that began on June 11, 2012 at VCSNS continues using VCSNS Senior Reactor Operator (SRO) certified instructors. The simulator phase of the SROC training conducted using the Limited Scope Simulators (LSS) started in September 2012 and will continue through January 2013. All students have successfully completed the systems portion of the training.

3.                                      As previously reported, no findings were identified during an evaluation of the Units’ Operations training programs conducted during the last week of June by the National Academy for Nuclear Training Accreditation Team.  The Units’ six Operations training programs for reactor operators, shift managers and related positions were accredited by the National Academy for Nuclear Training’s National Nuclear Accrediting Board on October 18, 2012 at the Institute of Nuclear Power Operations (INPO) in Atlanta, GA.

4.                                      Through a collaborative effort between SCE&G, SNC and the NRC, a group was formed that will assess licensed operator examination standards for AP1000 plants. As part of this effort, mock NRC simulator exams were conducted at Vogtle Units 3 & 4 the week of August 20, 2012 using SCE&G and SNC instructors.  The NRC determined that no substantive changes to the examination standards will be required.

F.                               Change Control/Owners Cost Forecast

1.                                      Regulatory Delay/New Requirements Costs and Other Associated Costs —As discussed in Section II, SCE&G and WEC/Shaw reached an agreement concerning the WEC/Shaw claims in July.  The resolution of these claims is being incorporated into the Change Order No. 16 draft at this time.  Costs associated with the WEC/Shaw claims were in the updated cost forecast for the Units presented in the Update Filing and the March 31, 2012 Quarterly Report.

2.                                      Escalation Rate Changes — The settlement agreement finalized in July 2012 fixes the escalation rate on the Fixed with Indexed Adjustment Category going forward for the life of the project.  This change applies to approximately $1.0 billion in costs under the EPC Contract which will now be escalated at the same fixed rates that apply to the existing Firm with Adjustment A cost category.  These amounts were previously escalated based on the Handy-Whitman Indices.  The Handy-Whitman Indices will continue to be used in adjusting non-firm cost categories including a) the Target cost categories, i.e., Actual Craft Wages, and Non-Labor Costs, and b) the Time & Materials cost category.

G.                                   Transmission

1.                                      VCS1-Killian 230 kV Line — By Order No. 2011-978, the Commission approved the siting of the VCS1-Killian 230 kV Line under the South Carolina Utility Facility Siting and Environmental Protection Act.  In early January 2012 SCE&G began construction on the VCS1-Killian 230 kV Line.  As of September 30, 2012, approximately seventy percent (70%) of the VCS1-Killian 230 kV Line is complete.

2.                                      VCS2-Lake Murray 230 kV Line No. 2 and Segment of the VCS2-St. George 230 kV Line No. 1 — Order No. 2011-978 also approved the siting of VCS2-Lake Murray 230 kV Line No. 2, and a segment of the VCS2-St. George 230 kV Line No. 1 which extends from V.C. Summer Switchyard #2 to the Lake Murray 230/115 kV Substation.  In May 2012, SCE&G began construction on these lines.  As of September 30, 2012, construction of these two lines is approximately thirty percent (30%) complete.

3.                                      The Remaining Segment of VCS2-St. George 230 kV Line No. 1 and the VCS2-St. George 230 kV Line No. 2 — On September 26, 2012, by Order No. 2012-730 the Commission approved the siting of the remaining segment of VCS2-St. George 230 kV Line No. 1 and the VCS2-St. George 230 kV Line No. 2 under the South Carolina Utility Facility Siting and Environmental Protection Act.  These lines are being built on existing right of way corridors. Construction of these lines has not yet begun.

4.                                      St. George Switching Station — In Order No. 2012-730, the Commission also issued a Certificate of Environmental Capability and Public Convenience and Necessity authorizing construction of this switching station.  The site for it was purchased in 2009.  Construction of the switching station has not begun.

5.                                      Saluda River Substation — SCE&G is currently in the process of purchasing a site for the new Saluda River 230/115 kV Substation.  The site will be adjacent to the corridor for the St. George lines and one of the St. George 230 kV lines will fold into this new substation when it is built.  In Order No. 2012-730, the Commission issued a Certificate of Environmental Capability and Public Convenience and Necessity authorizing construction of the new substation. SCE&G has entered an agreement to purchase the site and has completed the Phase 1 environmental assessment of it.  Closing is anticipated before the end of 2012.

6.                                      Other — The lowering of the Parr-Midway 115 kV Line is complete.  Work continues in a satisfactory manner regarding the rebuilding of the Parr-VCSN Safeguard 115 kV Line, the terminal and bus upgrades at Canadys, Summerville and Saluda Hydro substations and the other transmission related projects.

III.                              Anticipated Construction Schedules

As of September 30, 2012, the Company and its contractors remain on schedule to complete all required milestones as adjusted pursuant to the milestone schedule contingencies approved by the Commission in Order No. 2009-104(A).  Each of those adjustments is itemized in the BLRA Milestone section that follows.  Accordingly, the project is in compliance with the construction schedules approved by the Commission in Order No. 2010-12 and with the provisions of S.C. Code Ann. § 58-33-275(A)(1).

A.                                    Construction Schedule

The Project Licensing and Permitting, Engineering, Procurement and Construction work remains on schedule to meet the Units’ Substantial Completion Dates taking into account the schedule contingencies approved in Order 2009-104(A).  A revised project schedule was submitted to the Commission as part of the Update Filing on May 15, 2012 which reflects the new substantial completion dates for the Units and other revisions to the schedule.

B.                                    BLRA Milestones

Appendix 1 to this quarterly report lists and updates each of the specific milestones constituting the anticipated construction schedule for the Units pursuant to S.C. Code Ann. § 58-33-270(B)(1) and Order No. 2010-12.  Comparing the milestone dates in this quarter to the reset milestone dates in Order No. 2010-12, 20 milestones have been advanced and 42 have been delayed.  None of the reset milestones are outside of the parameters established by Order No. 2009-104(A).

IV.                               Schedules of the Capital Costs Incurred Including Updates to the Information Required by S.C. Code Ann. § 58-33-270(B) (6) (the Inflation Indices)

The Capital Cost section of this report (Section IV.A) provides an update of the cumulative capital costs incurred and forecasted to be incurred in completing the project.  These costs are compared to the cumulative capital cost targets approved by the Commission in Order No. 2011-345.  The approved capital cost targets have been adjusted to reflect the currently reported historical escalation rates.  There has not been any use by the Company of the capital cost timing contingencies that were approved by the Commission in Order No. 2009-104(A).  The Inflation Indices section (Section IV.B) of this report provides updated information on inflation indices and the changes in them.

A.                                    Capital Costs

Appendix 2 shows the Cumulative Project Cash Flow target as approved in Order No. 2011-345 and as updated for escalation and other Commission approved adjustments under the heading “Per Order 2011-345 Adjusted.”

Appendix 2 also shows the cumulative cash flow for the project based on actual expenditures to date and the Company’s current forecast of cost and construction schedule under the heading “Actual through September 2012 plus Projected.”

As shown on Appendix 2, the actual expenditure for the project during the 12 months ended December 31, 2011 was approximately $349 million. As shown on Appendix 2, line 39, the cumulative amount projected to be spent on the project as of December 31, 2012 is approximately $1.805 billion.  As shown on Appendix 2, line 18, the Cumulative Project Cash Flow target approved by the Commission for year-end 2012 adjusted for current escalation and WEC/Shaw billing differences is approximately $2.128 billion.  As a result, the cumulative cash flow at year-end 2012 is forecasted to be approximately $323.1 million less than the target.

For comparison purposes, Appendix 3 sets out the cash flow schedule for the project as it was approved in Order No. 2011-345. Appendix 3 does not include any adjustments to the cash flow schedule for changes in inflation indices or adjustments in capital cost schedules made by the Company.  The AFUDC forecast presented on Appendix 3 is the AFUDC forecast that was current at the time of Order No. 2011-345.

B.                                    Inflation Indices

Appendix 4 shows the updated inflation indices approved in Order No. 2009-104(A).  Included is a history of the annual Handy-Whitman All Steam Index, South Atlantic Region; the Handy-Whitman All Steam and Nuclear Index, South Atlantic Region; the Handy-Whitman All Transmission Plant Index, South Atlantic Region; and the Chained GDP Index for the past 10 years.  The changes in these indices and the escalation-related effects of cost rescheduling resulted in a decrease in the projected cost of the Units in future dollars from $6.3 billion as forecast in Order No. 2009-104(A) to a forecast of $5.7 billion using current inflation data.

V.                                    Updated Schedule of Anticipated Capital Costs

The updated schedule of anticipated capital costs for Units 2 & 3 is reflected in Appendix 2.

VI.                               Conclusion

The Units are currently anticipated to be completed at a cost of approximately $4.6 billion in 2007 dollars.  The Company maintains an extensive staff of experts that monitors and oversees the work of its contractors and has identified and continues to monitor closely all areas of concern related to either cost or schedule for the project.  The Company will continue to update the Commission and the ORS of progress and concerns as the project proceeds.

ATTACHMENT 1

GLOSSARY OF ACRONYMS OR DEFINED TERMS

Acronym or Defined Term	Reference
7Q10

A standard low-water flow condition used for evaluating the environmental effects of discharges and withdrawals from rivers and streams. The conditions are calculated to reflect the lowest average 7-day flow expected to be encountered during any 10-year period.

AFUDC	Allowance for Funds Used During Construction.
AP1000	The WEC designed Advanced Pressurized water nuclear reactor of approximately 1000 megawatts generating capacity.
APOG	A group of utilities who have submitted applications for AP1000 COLs.
BLRA	The Base Load Review Act, S.C. Code Ann. § 58-33-210 et seq. (Supp. 2009).
CA	The designation for a specific pre-fabricated construction module that forms part of the reactor building, such as Module CA20.
CAP	Corrective Action Program.
CAR	A Corrective Action Report related to design, engineering or construction of the Units, or related processes, that must be corrected.
CB&I	Chicago Bridge & Iron, a sub-contractor on the project.
CES	Carolina Energy Solutions a subcontractor located in Rock Hill, South Carolina.
COLs	Combined Operating Licenses for construction and operation of a nuclear unit issued by the NRC.
COLA	A Combined Operating License Application.
Commission	The Public Service Commission of South Carolina.
Consortium	The joint venture between WEC Electric Company, LLC and the Shaw Group to construct the Units under the terms of the EPC Contract.
CR

A Condition Report communicating and memorializing concerns with the design, engineering or construction of the Units, or related processes, which report in some cases can become the basis for a Corrective Action Report.

CV	The Containment Vessel which provides containment for the reactor vessel and associated equipment.
CVBH	The Containment Vessel Bottom Head that forms the bottom of the Containment Vessel.
CWIP	Construction Work in Progress.
CWS	The Circulating Water System —the system that will transport waste heat from the turbines to the cooling towers.
Cyber Security	Technologies, processes and practices designed to protect networks, computers, programs and data from attack, damage or unauthorized access.
DCD	Design Control Document which is approved by the Nuclear Regulatory Commission and sets forth the approved design of a nuclear reactor.
Departures	Departures are minor deviations from the approved Design Control Document included in the licensing basis for the Units that do not rise to the level requiring a License Amendment Request (LAR).
EMD	Electro-Mechanical Division of Curtiss-Wright Corp., the sub-contractor for the Reactor Coolant Pumps.
EPA	The United States Environmental Protection Agency.

ATTACHMENT 1

GLOSSARY OF ACRONYMS OR DEFINED TERMS

Acronym or Defined Term	Reference
EPC Contract	The Engineering, Procurement and Construction Agreement for construction of the Units entered into by SCE&G and WEC/Shaw.
FEIS	A Final Environmental Impact Statement as required by the National Environmental Policy Act of 1969.
FERC	The Federal Energy Regulatory Commission.
FFD

Fitness For Duty, a program that seeks to provide reasonable assurance that site personnel are trustworthy, will perform their tasks in a reliable manner, and are not under the influence of substances or otherwise impaired in a way that may adversely affect their ability to safely and competently perform their duties.

Fixed/Firm	Prices under the EPC Contract which are either fixed or are firm but subject to defined escalation rates.
FLEX

A diverse, flexible strategy led by NEI for adding more backup systems to cool nuclear reactors and used fuel storage pools and to maintain the integrity of reactor containment structures in response to lessons learned from Fukushima.

FNTP	Full Notice to Proceed authorizing all remaining safety-related work to commence.
FSAR	Final Safety Analysis Report — a report by the applicant providing support to the NRC’s approval and certification of the standard power plant design.
GDP	Gross Domestic Product.
HFE/ISV	Human Factors Engineering/Integrated Systems Validation —part of the development of a training simulator for the Units.
HL or Hot Leg	That part of the Reactor Cooling Loop that transports steam to the steam generators.
HLD	Heavy Lift Derrick - the derrick that will be erected on site to move large modules and equipment.
IBF	Subcontractor of Tioga that manufactures the Reactor Coolant Loop piping.
IFC	Issued for Construction —engineering drawings that include information necessary for construction of specific structures, systems and components.
ILO	Initial Licensed Operator.
INPO	Institute of Nuclear Power Operations.
IPS	Integrated Project Schedule for licensing and construction of the Units.
ITAAC

Inspections, Tests, Analyses, and Acceptance Criteria which are the inspections, tests, analyses and acceptance criteria that the NRC has determined to be necessary and sufficient to demonstrate that a nuclear unit has been constructed and will operate in conformity with the COLs, the Atomic Energy Act of 1954, as amended, and the NRC’s regulations.

LAR	License Amendment Request — A formal request made by VCSNS to amend the combined operating license, its appendices, or its associated bases.
LNTP	Limited Notice to Proceed authorizing a vendor to commence specific work.
LSS	Limited Scope Simulator —a training simulator with limited functionality that can be used for the initial stages of operator training.
MAB	Module Assembly Building -a building on site where large modules will be constructed and equipment will be prepared for installation in a space that is protected from the elements.
MN	Mangiarotti —a supplier of nuclear components headquartered in Sedegliano, Italy.

ATTACHMENT 1

GLOSSARY OF ACRONYMS OR DEFINED TERMS

Acronym or Defined Term	Reference
Near Term Task Force	A senior level task force created by the NRC to address lessons learned from the 2011 earthquake and tsunami in Fukushima, Japan with operating nuclear plants and new reactor applicants.
NEI	Nuclear Energy Institute.
Nelson Studs	Metal studs used in composite construction to secure concrete to steel components. The studs project out of the steel components and are surrounded by the concrete when it is poured.
NI	Nuclear Island, comprising the steel containment vessel, the reactor building, and the auxiliary building.
NLC	Nuclear Learning Center - a training facility operated by SCE&G at the Jenkinsville site.
NND	The New Nuclear Deployment Team within SCE&G.
NPDES	National Pollutant Discharge Elimination System.
NRC	The United States Nuclear Regulatory Commission.
ORS	South Carolina Office of Regulatory Staff.
OWS	Off Site Water System — the system that withdraws water from Monticello Reservoir and provides potable and filtered water for the Units.
Pike	Pike Energy Solutions, a contractor for transmission and switchyard related work.
PRA	Probabilistic Risk Assessment.
PRHR	The Passive Residual Heat Removal Exchanger unit —a heat exchanger unit that is part of the passive safety system which provides cooling to the AP1000 reactor during emergency situations.
PRS	Plant Reference Simulator — a training simulator with full functionality that can be used in all stages of operator training.
QA	Quality Assurance — The planned and systematic activities implemented in a quality system so that the quality requirements for a product or service will be fulfilled.
QA/QC	Quality Assurance/Quality Control.
QC	Quality Control — The observation techniques and activities used to fulfill requirements for quality.
RAI	Requests for Additional Information issued by the NRC staff to license applicants.
RCA	Root Cause Analysis — identification and evaluation of the reason for non-conformance, an undesirable condition, or a problem which (when solved) restores the status quo.
RCL	The Reactor Coolant Loop —the piping and related equipment that transports heat from the reactor to the steam generator.
RCP	The Reactor Cooling Pump which forms part of the Reactor Coolant System.
RCS	The Reactor Coolant System -the complete system for transferring and transporting heat from the reactor to the steam generator.
RFI	Requests for Information issued by the NRC staff to licensees.
ROW	Right-of-way.
RT

Radiographic Testing - a nondestructive testing method of inspecting materials for hidden flaws by using the ability of short wavelength electromagnetic radiation (high energy photons) to penetrate various materials.

RWS	Raw Water System —the system for withdrawing and transporting raw water from the Monticello Reservoir.

ATTACHMENT 1

GLOSSARY OF ACRONYMS OR DEFINED TERMS

Acronym or Defined Term	Reference
SAT	Site Acceptance Testing.
SCDHEC	The South Carolina Department of Health and Environmental Control.
SCDNR	The South Carolina Department of Natural Resources.
SCE&G or The Company	South Carolina Electric & Gas Company.
Shaw	The Shaw Group.
SMS	Shaw Module Solutions, LLC.
SNC	Southern Nuclear Company — a subsidiary of Southern Company and licensed operator of the Vogtle Nuclear Units and two other nuclear plants.
SRO	Senior Reactor Operator.
SROC	Senior Reactor Operator Certification.
Target	Costs under the EPC Contract where targets have been established but where SCE&G pays actual costs as incurred.
Units	V. C. Summer Nuclear Station Units 2 & 3.
Update Docket	A proceeding under the BLRA seeking Commission approval of updated cost and construction schedules for the Units. The current Update Docket is Docket No. 2012-203-E.
URI	Unresolved Items — A term used by the NRC during inspections for items that require further action.
USACOE	The United States Army Corps of Engineers.
VCSNS or VCSN	V. C. Summer Nuclear Station.
WEC	Westinghouse Electric Company, LLC.
WEC/Shaw	The consortium formed by Westinghouse Electric Company, LLC and the Shaw Group.
WEC/Shaw Claims

WEC/Shaw’s claims for additional charges associated with the COLs delay, the Shield Building design changes, the structural modules design changes, and the lower than anticipated rock elevations encountered in certain areas within the Unit 2 Nuclear Island.

WTP	The Off-Site Water Treatment Plant which will take water from Lake Monticello and treat it to potable water standards.
WWS	The Waste Water System —the system for collection, treatment and disposal of domestic waste water generated on site.
YFS	The Yard Fire System — the system that provides fire detection and protection outside of the plant.

APPENDIX 1

V. C. Summer Nuclear Station Units 2 & 3

Quarterly Report to the South Carolina Office of Regulatory Staff

Submitted by South Carolina Electric & Gas Company

Pursuant to Public Service Commission Order No. 2009-104(A)

Quarter Ending September 30, 2012

Appendix 1 lists and updates each of the milestones which the Commission adopted as the Approved Construction Schedule for the Units, pursuant to S.C. Code Ann. § 58-33-270(B)(1) in Order No. 2010-12.  Appendix 1 provides columns with the following information:

1.                                      Milestone tracking ID number.

2.                                      The description of the milestone as updated in Order No. 2010-12.

3.                                      The BLRA milestone date, both by year and quarter and the specific calendar date for the milestone, as approved by the Commission in Order No. 2010-12.

4.                                     The current milestone date, both by year and quarter and the specific calendar date for the milestone.

5.                                      For each actual completed milestone, the date by which it was completed.  For milestones completed prior to the current reporting quarter, the milestone entry is shaded in gray.  For milestones completed during the current reporting quarter, the milestone entry is shaded in green.  For milestones with planned completion dates that vary in days instead of months, the milestone entry is shaded in yellow.

6.                                      Information showing the number of months, if any, by which a milestone has been shifted.

7.                                      Information as to whether any milestone has been shifted outside of the 18/24 Month Contingency approved by the Commission.

8.                                      Information as to whether any current change in this milestone is anticipated to impact the substantial completion date.

9.                                      Notes.

On the final page of the document, there is a chart summarizing milestone completion and movement comparing the current milestone date to the milestone date approved in Order No. 2010-12.  This movement is shown for only the milestones that have not been completed.

12-3Q

Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	12-3Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes
1	08-2Q-1: Approve Engineering Procurement and Construction Agreement	5/23/2008		5/23/2008		No	No	
2	08-2Q-2: Issue P.O.'s to nuclear component fabricators for Units 2 and 3 Containment Vessels	12/3/2008		12/3/2008		No	No	
3	08-2Q-2: Contractor Issue PO to Passive Residual Heat Removal Heat Exchanger Fabricator - First Payment - Unit 2	8/31/2008		8/18/2008		No	No	
4	08-2Q-2: Contractor Issue PO to Accumulator Tank Fabricator - Unit 2	7/31/2008		7/31/2008		No	No	
5	08-2Q-2: Contractor Issue PO to Core Makeup Tank Fabricator - Units 2 & 3	9/30/2008		9/30/2008		No	No	
6	08-2Q-2: Contractor Issue PO to Squib Valve Fabricator - Units 2 & 3	3/31/2009		3/31/2009		No	No	
7	08-2Q-2: Contractor Issue PO to Steam Generator Fabricator - Units 2 & 3	6/30/2008		5/29/2008		No	No	
8	08-2Q-2: Contractor Issue Long Lead Material PO to Reactor Coolant Pump Fabricator - Units 2 & 3	6/30/2008		6/30/2008		No	No	
9	08-2Q-2: Contractor Issue PO to Pressurizer Fabricator - Units 2 & 3	8/31/2008		8/18/2008		No	No	
10	08-2Q-2: Contractor Issue PO to Reactor Coolant Loop Pipe Fabricator - First Payment - Units 2 & 3	6/30/2008		6/20/2008		No	No	
11	08-2Q-2: Reactor Vessel Internals - Issue Long Lead Material PO to Fabricator - Units 2 and 3	11/21/2008		11/21/2008		No	No	
12	08-2Q-2: Contractor Issue Long Lead Material PO to Reactor Vessel Fabricator - Units 2 & 3	6/30/2008		5/29/2008		No	No	
13	08-2Q-2: Contractor Issue PO to Integrated Head Package Fabricator - Units 2 & 3	7/31/2009		7/31/2009		No	No	

Color Legend: = Completed; = Completed this Quarter; =Movement in Days Only

South Carolina Electric & Gas Company

1 of 13

Based on April 1, 2009 Performance Measurement Baseline Schedule

12-3Q

Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	12-3Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes
14	08-2Q-2: Control Rod Drive Mechanism Issue PO for Long Lead Material to Fabricator - Units 2 and 3 - first payment	6/21/2008		6/21/2008		No	No	
15	08-2Q-2: Issue P.O.'s to nuclear component fabricators for Nuclear Island structural CA20 Modules	7/31/2009		8/28/2009		No	No	
16	08-3Q-1: Start Site Specific and balance of plant detailed design	9/11/2007		9/11/2007		No	No	
17	08-3Q-2: Instrumentation & Control Simulator - Contractor Place Notice to Proceed - Units 2 & 3	10/31/2008		10/31/2008		No	No	
18	08-3Q-3: Steam Generator - Issue Final PO to Fabricator for Units 2 and 3	6/30/2008		6/30/2008		No	No	
19	08-3Q-3: Reactor Vessel Internals - Contractor Issue PO for Long Lead Material (Heavy Plate and Heavy Forgings) to Fabricator - Units 2 & 3	1/31/2010		1/29/2010		No	No	
20	08-3Q-3: Contractor Issue Final PO to Reactor Vessel Fabricator - Units 2 & 3	9/30/2008		9/30/2008		No	No	
21	08-3Q-4: Variable Frequency Drive Fabricator Issue Transformer PO - Units 2 & 3	4/30/2009		4/30/2009		No	No	
22	08-4Q-1: Start clearing, grubbing and grading	1/26/2009		1/26/2009		No	No	
23	08-4Q-2: Core Makeup Tank Fabricator Issue Long Lead Material PO - Units 2 & 3	10/31/2008		10/31/2008		No	No	
24	08-4Q-2: Acumulator Tank Fabricator Issue Long Lead Material PO - Units 2 & 3	10/31/2008		10/31/2008		No	No	
25	08-4Q-2: Pressurizer Fabricator Issue Long Lead Material PO - Units 2 & 3	10/31/2008		10/31/2008		No	No	
26	08-4Q-2: Reactor Coolant Loop Pipe - Contractor Issue PO to Fabricator - Second Payment - Units 2 & 3	4/30/2009		4/30/2009		No	No	

Color Legend: = Completed; = Completed this Quarter; =Movement in Days Only

South Carolina Electric & Gas Company

2 of 13

Based on April 1, 2009 Performance Measurement Baseline Schedule

12-3Q

Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	12-3Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes
27	08-4Q-2: Integrated Head Package - Issue PO to Fabricator - Units 2 and 3 - second payment	7/31/2009		7/31/2009		No	No	
28	08-4Q-2: Control Rod Drive Mechanisms - Contractor Issue PO for Long Lead Material to Fabricator - Units 2 & 3	6/30/2008		6/30/2008		No	No	
29	08-4Q-2: Contractor Issue PO to Passive Residual Heat Removal Heat Exchanger Fabricator - Second Payment - Units 2 & 3	10/31/2008		10/31/2008		No	No	
30	9-1Q-1: Start Parr Road intersection work.	2/13/2009		2/13/2009		No	No	
31	09-1Q-2: Reactor Coolant Pump - Issue Final PO to Fabricator - Units 2 and 3	6/30/2008		6/30/2008		No	No	
32	09-1Q-3: Integrated Heat Packages Fabricator Issue Long Lead Material PO - Units 2 & 3	10/31/2009		10/1/2009		No	No	
33	09-1Q-4: Design Finalization Payment 3	1/31/2009		1/30/2009		No	No	
34	09-2Q-1: Start site development	6/23/2008		6/23/2008		No	No	
35	09-2Q-2: Contractor Issue PO to Turbine Generator Fabricator - Units 2 & 3	2/28/2009		2/19/2009		No	No	
36	09-2Q-2: Contractor Issue PO to Main Transformers Fabricator - Units 2 & 3	9/30/2009		9/25/2009		No	No	
37	09-2Q-3: Core Makeup Tank Fabricator Notice to Contractor Receipt of Long Lead Material - Units 2 & 3	11/30/2010		12/30/2010		No	No	
38	09-2Q-4: Design Finalization Payment 4	4/30/2009		4/30/2009		No	No	
39	09-3Q-1: Turbine Generator Fabricator Issue PO for Condenser Material - Unit 2	8/31/2009		8/28/2009		No	No	
40	09-3Q-2: Reactor Coolant Pump Fabricator Issue Long Lead Material Lot 2 - Units 2 & 3	4/30/2009		4/30/2009		No	No	

Color Legend: = Completed; = Completed this Quarter; = Movement in Days Only

South Carolina Electric & Gas Company
3 of 13
Based on April 1, 2009 Performance Measurement Baseline Schedule

12-3Q

Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	12-3Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes
41	09-3Q-2: Passive Residual Heat Removal Heat Exchanger Fabricator Receipt of Long Lead Material - Units 2 & 3	5/31/2010		5/27/2010		No	No	
42	09-3Q-3: Design Finalization Payment 5	7/31/2009		7/31/2009		No	No	
43	09-4Q-1: Start erection of construction buildings, to include craft facilities for personnel, tools, equipment; first aid facilities; field offices for site management and support personnel; temporary warehouses; and construction hiring office.	10/9/2009		12/18/2009		No	No	
44	09-4Q-2: Reactor Vessel Fabricator Notice to Contractor of Receipt of Flange Nozzle Shell Forging - Unit 2	7/31/2009		8/28/2009		No	No	
45	09-4Q-3: Design Finalization Payment 6	10/31/2009		10/7/2009		No	No	
46	09-4Q-4: Instrumentation and Control Simulator - Contractor Issue PO to Subcontractor for Radiation Monitor System - Units 2 & 3	12/31/2009		12/17/2009		No	No	
47	10-1Q-1: Reactor Vessel Internals - Fabricator Start Fit and Welding of Core Shroud Assembly - Unit 2	6/30/2011		7/29/2011		No	No	
48	10-1Q-2: Turbine Generator Fabricator Issue PO for Moisture Separator Reheater/Feedwater Heater Material - Unit 2	4/30/2010		4/30/2010		No	No	
49	10-1Q-3: Reactor Coolant Loop Pipe Fabricator Acceptance of Raw Material - Unit 2	4/30/2010		2/18/2010		No	No	
50	10-2Q-1: Reactor Vessel Internals - Fabricator Start Weld Neutron Shield Spacer Pads to Assembly - Unit 2	10/31/2011		8/28/2012		No	No	
51	10-2Q-2: Control Rod Drive Mechanisms - Fabricator to Start Procurement of Long Lead Material - Unit 2	6/30/2009		6/30/2009		No	No	

Color Legend: = Completed; = Completed this Quarter; =Movement in Days Only

South Carolina Electric & Gas Company

4 of 13

Based on April 1, 2009 Performance Measurement Baseline Schedule

12-3Q

Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	12-3Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes
52	10-2Q-3: Contractor Notified that Pressurizer Fabricator Performed Cladding on Bottom Head - Unit 2	11/30/2010		12/23/2010		No	No	
53	10-3Q-1: Start excavation and foundation work for the standard plant for Unit 2	3/15/2010		3/15/2010		No	No	
54	10-3Q-2: Steam Generator Fabricator Notice to Contractor of Receipt of 2nd Steam Generator Tubesheet Forging - Unit 2	2/28/2010		4/30/2010		No	No	
55	10-3Q-3: Reactor Vessel Fabricator Notice to Contractor of Outlet Nozzle Welding to Flange Nozzle Shell Completion - Unit 2	2/28/2010		12/30/2010		No	No	
56	10-3Q-4: Turbine Generator Fabricator Notice to Contractor Condenser Fabrication Started - Unit 2	5/31/2010		5/17/2010		No	No	
57	10-4Q-1: Complete preparations for receiving the first module on site for Unit 2.	8/18/2010		1/22/2010		No	No	
58	10-4Q-2: Steam Generator Fabricator Notice to Contractor of Receipt of 1st Steam Generator Transition Cone Forging - Unit 2	4/30/2010		4/21/2010		No	No	
59	10-4Q-3: Reactor Coolant Pump Fabricator Notice to Contractor of Manufacturing of Casing Completion - Unit 2	11/30/2010		11/16/2010		No	No	
60	10-4Q-4: Reactor Coolant Loop Pipe Fabricator Notice to Contractor of Machining, Heat Treating & Non-Destructive Testing Completion - Unit 2	12/31/2010		3/20/2012		No	No	
61	11-1Q-1: Core Makeup Tank Fabricator Notice to Contractor of Satisfactory Completion of Hydrotest - Unit 2	11-2Q 5/31/2011	12-4Q 10/31/2012		+17 Month(s)	No	No	Due to schedule refinement and review.

Color Legend: = Completed; = Completed this Quarter; =Movement in Days Only

South Carolina Electric & Gas Company

5 of 13

Based on April 1, 2009 Performance Measurement Baseline Schedule

12-3Q

Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	12-3Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes
62	11-1Q-2: Polar Crane Fabricator Issue PO for Main Hoist Drum and Wire Rope - Units 2 & 3	2/28/2011		2/1/2011		No	No	
63	11-2Q-1: Control Rod Drive Mechanisms - Fabricator to Start Procurement of Long Lead Material - Unit 3	6/30/2011		6/14/2011		No	No	
64	11-2Q-2: Turbine Generator Fabricator Notice to Contractor Condenser Ready to Ship - Unit 2	10/31/2011		3/26/2012		No	No	
65	11-3Q-1: Start placement of mud mat for Unit 2	7/14/2011		7/20/2012		No	No	
66	11-3Q-2: Steam Generator Fabricator Notice to Contractor of Receipt of 1st Steam Generator Tubing - Unit 2	1/31/2011		9/28/2010		No	No	
67	11-3Q-3: Pressurizer Fabricator Notice to Contractor of Welding of Upper and Intermediate Shells Completion - Unit 2	10/31/2010		10/28/2011		No	No	
68	11-3Q-4: Reactor Vessel Fabricator Notice to Contractor of Closure Head Cladding Completion - Unit 3	2/28/2012		6/28/2012		No	No	
69	11-4Q-1: Begin Unit 2 first nuclear concrete placement	11-4Q 10/3/2011	12-4Q 10/17/2012		+12 Month(s)	No	No	Due to schedule refinement and review.
70	11-4Q-2: Reactor Coolant Pump Fabricator Notice to Contractor of Stator Core Completion - Unit 2	9/30/2011		12/1/2011		No	No	
71	11-4Q-3: Fabricator Start Fit and Welding of Core Shroud Assembly - Unit 2	6/30/2011		7/29/2011		No	No	
72	11-4Q-4: Steam Generator Fabricator Notice to Contractor of Completion of 1st Steam Generator Tubing Installation - Unit 2	5/31/2011		1/27/2012		No	No	

Color Legend: = Completed; = Completed this Quarter; =Movement in Days Only

South Carolina Electric & Gas Company

6 of 13

Based on April 1, 2009 Performance Measurement Baseline Schedule

12-3Q

Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	12-3Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes
73	11-4Q-5: Reactor Coolant Loop Pipe - Shipment of Equipment to Site - Unit 2	12-4Q 12/31/2012	13-1Q 1/31/2013		+1 Month(s)	No	No	Due to schedule refinement and review.
74	11-4Q-6: Control Rod Drive Mechanism - Ship Remainder of Equipment (Latch Assembly & Rod Travel Housing) to Head Supplier - Unit 2	12/31/2011		7/16/2012		No	No	
75	11-4Q-7: Pressurizer Fabricator Notice to Contractor of Welding of Lower Shell to Bottom Head Completion - Unit 2	10/31/2010		12/22/2011		No	No	
76	11-4Q-8: Steam Generator Fabricator Notice to Contractor of Completion of 2nd Steam Generator Tubing Installation - Unit 2	6/30/2011		5/4/2012		No	No	
77	11-4Q-9: Design Finalization Payment 14	10/31/2011		10/31/2011		No	No	
78	12-1Q-1: Set module CA04 for Unit 2	12-1Q 1/27/2012	13-1Q 1/17/2013		+12 Month(s)	No	No	Due to schedule refinement and review.
79	12-1Q-2: Passive Residual Heat Removal Heat Exchanger Fabricator Notice to Contractor of Final Post Weld Heat Treatment - Unit 2	6/30/2010		5/24/2011		No	No	
80	12-1Q-3: Passive Residual Heat Removal Heat Exchanger Fabricator Notice to Contractor of Completion of Tubing - Unit 2	1/31/2011		5/29/2012		No	No	
81	12-1Q-4: Polar Crane Fabricator Notice to Contractor of Girder Fabrication Completion - Unit 2	12-1Q 2/28/2012	12-4Q 10/31/2012		+8 Month(s)	No	No	Due to schedule refinement and review.
82	12-1Q-5: Turbine Generator Fabricator Notice to Contractor Condenser Ready to Ship - Unit 3	13-3Q 8/31/2013	13-3Q 7/31/2013		-1 Month(s)	No	No	Schedule ahead of plan.
83	12-2Q-1: Set Containment Vessel ring #1 for Unit 2	12-2Q 4/3/2012	13-2Q 5/16/2013		+13 Month(s)	No	No	Due to schedule refinement and review.

Color Legend: = Completed; = Completed this Quarter; =Movement in Days Only

South Carolina Electric & Gas Company
7 of 13
Based on April 1, 2009 Performance Measurement Baseline Schedule

12-3Q

Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	12-3Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes
84	12-2Q-2: Reactor Coolant Pump Fabricator Delivery of Casings to Port of Export - Unit 2	12-1Q 3/31/2012	12-4Q 10/31/2012		+7 Month(s)	No	No	Due to schedule refinement and review.
85	12-2Q-3: Reactor Coolant Pump Fabricator Notice to Contractor of Stator Core Completion - Unit 3	13-3Q 8/31/2013	13-2Q 6/30/2013		-2 Month(s)	No	No	Schedule ahead of plan.
86	12-2Q-4: Reactor Vessel Fabricator Notice to Contractor of Receipt of Core Shell Forging - Unit 3	9/30/2012		3/29/2012		No	No	
87	12-2Q-5: Contractor Notified that Pressurizer Fabricator Performed Cladding on Bottom Head - Unit 3	1/31/2013		11/9/2011		No	No	
88	12-3Q-1: Set Nuclear Island structural module CA03 for Unit 2	12-3Q 8/30/2012	13-3Q 9/12/2013		+13 Month(s)	No	No	Due to schedule refinement and review.
89	12-3Q-2: Squib Valve Fabricator Notice to Contractor of Completion of Assembly and Test for Squib Valve Hardware - Unit 2	5/31/2012		5/10/2012		No	No	
90	12-3Q-3: Accumulator Tank Fabricator Notice to Contractor of Satisfactory Completion of Hydrotest - Unit 3	12-4Q 12/31/2012	13-3Q 7/31/2013		+7 Month(s)	No	No	Due to schedule refinement and review.
91	12-3Q-4: Polar Crane Fabricator Notice to Contractor of Electric Panel Assembly Completion - Unit 2	12-3Q 7/31/2012	13-2Q 4/30/2013		+9 Month(s)	No	No	Due to schedule refinement and review.
92	12-4Q-1: Start containment large bore pipe supports for Unit 2	12-2Q 4/9/2012	13-3Q 9/12/2013		+17 Month(s)	No	No	Due to schedule refinement and review.
93	12-4Q-2: Integrated Head Package - Shipment of Equipment to Site - Unit 2	12-4Q 10/31/2012	13-2Q 6/30/2013		+8 Month(s)	No	No	Due to schedule refinement and review.

Color Legend: [grey] = Completed; [green] = Completed this Quarter; [yellow] = Movement in Days Only

South Carolina Electric & Gas Company

8 of 13

Based on April 1, 2009 Performance Measurement Baseline Schedule

12-3Q

Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	12-3Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes
94	12-4Q-3: Reactor Coolant Pump Fabricator Notice to Contractor of Final Stator Assembly Completion - Unit 2	12-4Q 11/30/2012	13-3Q 9/30/2013		+10 Month(s)	No	No	Due to delay in predecessor schedule activities.
95	12-4Q-4: Steam Generator Fabricator Notice to Contractor of Completion of 2nd Steam Generator Tubing Installation - Unit 3	13-2Q 5/31/2013	13-2Q 4/30/2013		-1 Month(s)	No	No	Schedule ahead of plan.
96	12-4Q-5: Steam Generator Fabricator Notice to Contractor of Satisfactory Completion of 1st Steam Generator Hydrotest - Unit 2	12-2Q 5/31/2012	13-2Q 4/30/2013		+11 Month(s)	No	No	Due to schedule refinement and review.
97	13-1Q-1: Start concrete fill of Nuclear Island structural modules CA01 and CA02 for Unit 2	13-1Q 2/26/2013	14-2Q 5/14/2014		+15 Month(s)	No	No	Due to schedule refinement and review.
98	13-1Q-2: Passive Residual Heat Removal Heat Exchanger - Delivery of Equipment to Port of Entry - Unit 2	12-2Q 4/30/2012	12-4Q 12/31/2012		+8 Month(s)	No	No	Due to schedule refinement and review.
99	13-1Q-3: Refueling Machine Fabricator Notice to Contractor of Satisfactory Completion of Factory Acceptance Test - Unit 2	13-1Q 2/28/2013	13-3Q 7/31/2013		+5 Month(s)	No	No	Due to delay in predecessor schedule activities.
100	13-1Q-4: Deliver Reactor Vessel Internals to Port of Export - Unit 2	13-3Q 7/31/2013	14-2Q 4/30/2014		+9 Month(s)	No	No	Due to schedule refinement and review.
101	13-2Q-1: Set Unit 2 Containment Vessel #3	13-2Q 4/17/2013	14-3Q 7/22/2014		+15 Month(s)	No	No	Due to schedule refinement and review.
102	13-2Q-2: Steam Generator - Contractor Acceptance of Equipment at Port of Entry - Unit 2	13-1Q 3/31/2013	13-3Q 7/31/2013		+4 Month(s)	No	No	Due to schedule refinement and review.
103	13-2Q-3: Turbine Generator Fabricator Notice to Contractor Turbine Generator Ready to Ship - Unit 2	13-2Q 4/30/2013	13-2Q 5/31/2013		+1 Month(s)	No	No	Due to schedule refinement and review.
104	13-2Q-4: Pressurizer Fabricator Notice to Contractor of Satisfactory Completion of Hydrotest - Unit 3	14-1Q 2/28/2014	13-4Q 12/31/2013		-2 Month(s)	No	No	Schedule ahead of plan.

Color Legend | = Completed | = Completed this Quarter | = Movement in Days Only

South Carolina Electric & Gas Company

9 of 13

Based on April 1, 2009 Performance Measurement Baseline Schedule

12-3Q

Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	12-3Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes
105	13-2Q-5: Polar Crane - Shipment of Equipment to Site - Unit 2	13-2Q 5/31/2013	13-4Q 11/30/2013		+6 Month(s)	No	No	Due to schedule refinement and review.
106	13-2Q-6: Receive Unit 2 Reactor Vessel on site from fabricator	13-2Q 5/20/2013	13-1Q 1/31/2013		-4 Month(s)	No	No	Schedule ahead of plan.
107	13-3Q-1: Set Unit 2 Reactor Vessel	13-2Q 6/18/2013	14-2Q 5/21/2014		+11 Month(s)	No	No	Due to schedule refinement and review.
108	13-3Q-2: Steam Generator Fabricator Notice to Contractor of Completion of 2nd Channel Head to Tubesheet Assembly Welding - Unit 3	13-4Q 12/31/2013	13-4Q 11/30/2013		-1 Month(s)	No	No	Schedule ahead of plan.
109	13-3Q-3: Reactor Coolant Pump Fabricator Notice to Contractor of Final Stator Assembly Completion - Unit 3	14-3Q 8/31/2014	14-4Q 10/31/2014		+2 Month(s)	No	No	Due to schedule refinement and review.
110	13-3Q-4: Reactor Coolant Pump - Shipment of Equipment to Site (2 Reactor Coolant Pumps) - Unit 2	13-3Q 9/30/2013	13-3Q 8/31/2013		-1 Month(s)	No	No	Schedule ahead of plan.
111	13-3Q-5: Place first nuclear concrete for Unit 3	13-3Q 8/1/2013	13-4Q 10/9/2013		+2 Month(s)	No	No	Due to schedule refinement and review.
112	13-4Q-1: Set Unit 2 Steam Generator	13-3Q 9/9/2013	14-4Q 10/21/2014		+13 Month(s)	No	No	Due to schedule refinement and review.
113	13-4Q-2: Main Transformers Ready to Ship - Unit 2	13-3Q 9/30/2013	13-3Q 9/30/2013			No	No	
114	13-4Q-3: Complete Unit 3 Steam Generator Hydrotest at fabricator	14-1Q 2/28/2014	14-2Q 5/31/2014		+3 Month(s)	No	No	Due to schedule refinement and review.
115	13-4Q-4: Set Unit 2 Containment Vessel Bottom Head on basemat legs	11-4Q 11/21/2011	12-4Q 12/4/2012		+13 Month(s)	No	No	Due to schedule refinement and review.

Color Legend: = Completed; = Completed this Quarter; =Movement in Days Only

South Carolina Electric & Gas Company

10 of 13

Based on April 1, 2009 Performance Measurement Baseline Schedule

12-3Q

Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	12-3Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes
116	14-1Q-1: Set Unit 2 Pressurizer Vessel	14-1Q 1/24/2014	14-2Q 6/12/2014		+5 Month(s)	No	No	Due to schedule refinement and review.
117	14-1Q-2: Reactor Coolant Pump Fabricator Notice to Contractor of Satisfactory Completion of Factory Acceptance Test - Unit 3	15-1Q 2/28/2015	15-1Q 3/31/2015		+1 Month(s)	No	No	Due to schedule refinement and review.
118	14-1Q-3: Deliver Reactor Vessel Internals to Port of Export - Unit 3	15-2Q 6/30/2015	15-3Q 7/31/2015		+1 Month(s)	No	No	Due to schedule refinement and review.
119	14-1Q-4: Main Transformers Fabricator Issue PO for Material - Unit 3	14-2Q 4/30/2014	15-1Q 2/28/2015		+10 Month(s)	No	No	Due to schedule refinement and review.
120	14-2Q-1: Complete welding of Unit 2 Passive Residual Heat Removal System piping	14-1Q 3/19/2014	15-1Q 1/20/2015		+10 Month(s)	No	No	Due to schedule refinement and review.
121	14-2Q-2: Steam Generator - Contractor Acceptance of Equipment at Port of Entry - Unit 3	15-2Q 4/30/2015	15-2Q 4/30/2015			No	No	
122	14-2Q-3: Refueling Machine - Shipment of Equipment to Site - Unit 3	14-2Q 5/31/2014	14-4Q 10/31/2014		+5 Month(s)	No	No	Due to schedule refinement and review.
123	14-3Q-1: Set Unit 2 Polar Crane	14-2Q 4/3/2014	15-2Q 5/10/2015		+13 Month(s)	No	No	Due to schedule refinement and review.
124	14-3Q-2: Reactor Coolant Pumps - Shipment of Equipment to Site - Unit 3	15-2Q 6/30/2015	15-2Q 6/30/2015			No	No	
125	14-3Q-3: Main Transformers Ready to Ship - Unit 3	14-3Q 9/30/2014	15-2Q 6/30/2015		+9 Month(s)	No	No	Due to schedule refinement and review.
126	14-4Q-1: Spent Fuel Storage Rack - Shipment of Last Rack Module - Unit 3	14-4Q 12/31/2014	14-4Q 12/31/2014			No	No	
127	15-1Q-1: Start electrical cable pulling in Unit 2 Auxillary Building	14-4Q 12/26/2014	15-1Q 1/2/2015		+1 Month(s)	No	No	Due to schedule refinement and review.

Color Legend: = Completed; = Completed this Quarter; =Movement in Days Only

South Carolina Electric & Gas Company
11 of 13
Based on April 1, 2009 Performance Measurement Baseline Schedule

12-3Q

Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	12-3Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes
128	15-1Q-2: Complete Unit 2 Reactor Coolant System cold hydro	15-3Q 8/3/2015	16-1Q 1/15/2016		+5 Month(s)	No	No	Due to logic refinement and review of start up schedule.
129	15-2Q-1:: Activate class 1E DC power in Unit 2 Auxilary Building.	15-1Q 3/5/2015	15-2Q 4/28/2015		+1 Month(s)	No	No	Due to logic refinement and review of start up schedule.
130	15-3Q-1:: Complete Unit 2 hot functional test.	15-3Q 9/21/2015	16-2Q 5/15/2016		+8 Month(s)	No	No	Due to logic refinement and review of start up schedule.
131	15-3Q-2: Install Unit 3 ring 3 for containment vessel	15-3Q 7/30/2015	15-1Q 3/15/2015		-4 Month(s)	No	No	Schedule ahead of plan.
132	15-4Q-1: Load Unit 2 nuclear fuel	15-4Q 10/28/2015	16-4Q 10/13/2016		+12 Month(s)	No	No	Due to logic refinement and review of start up schedule.
133	16-1Q-1: Unit 2 Substantial Completion	16-2Q 4/1/2016	17-1Q 3/15/2017		+11 Month(s)	No	No	Due to logic refinement and review of start up schedule.
134	16-2Q-1: Set Unit 3 Reactor Vessel	15-4Q 10/1/2015	15-2Q 4/24/2015		-6 Month(s)	No	No	Schedule ahead of plan.
135	16-3Q-1: Set Unit 3 Steam Generator #2	15-4Q 12/22/2015	15-3Q 9/11/2015		-3 Month(s)	No	No	Schedule ahead of plan.
136	16-4Q-1: Set Unit 3 Pressurizer Vessel	16-2Q 5/16/2016	15-2Q 5/1/2015		-12 Month(s)	No	No	Schedule ahead of plan.
137	16-4Q-1: Complete welding of Unit 3 Passive Residual Heat Removal System piping	16-2Q 6/20/2016	15-4Q 12/9/2015		-6 Month(s)	No	No	Schedule ahead of plan.
138	17-2Q-1: Set Unit 3 polar crane	16-3Q 7/18/2016	16-2Q 4/11/2016		-3 Month(s)	No	No	Due to logic refinement and review of start up schedule.

Color Legend: = Completed; = Completed this Quarter; =Movement in Days Only

South Carolina Electric & Gas Company

12 of 13

Based on April 1, 2009 Performance Measurement Baseline Schedule

Tracking ID Order No. 2010-12 Description Order No. 2010-12 Date 12-3Q Targeted Milestone Completion Date Actual Completion Date Delta Months from Order No. 2010-12 Date Outside +18/-24 Months Contingency? Substantial Completion Date Impact? Notes 139 17-3Q-1: Start Unit 3 Shield Building roof slab rebar placement 17-1Q 1/16/2017 17-1Q 1/16/2017 No No 140 17-4Q-1: Start Unit 3 Auxiliary Building electrical cable pulling 17-2Q 4/6/2017 17-1Q 1/26/2017 -3 Month(s) No No Due to logic refinement and review of start up schedule. 141 18-1Q-1: Activate Unit 3 Auxiliary Building class 1E DC power 17-2Q 6/9/2017 16-2Q 5/3/2016 -13 Month(s) No No Due to logic refinement and review of start up schedule. 142 18-2Q-1: Complete Unit 3 Reactor Coolant System cold hydro 18-1Q 1/1/2018 17-1Q 2/6/2017 -11 Month(s) No No Due to logic refinement and review of start up schedule. 143 18-2Q-1: Complete Unit 3 hot functional test 18-1Q 2/15/2018 17-2Q 6/8/2017 -8 Month(s) No No Due to logic refinement and review of start up schedule. 144 18-3Q-1: Complete Unit 3 nuclear fuel load 18-3Q 7/31/2018 17-4Q 11/20/2017 -8 Month(s) No No Due to logic refinement and review of start up schedule. 145 18-4Q-1: Begin Unit 3 full power operation 18-4Q 10/31/2018 18-2Q 4/27/2018 -6 Month(s) No No Due to logic refinement and review of start up schedule. 146 19-1Q-1: Unit 3 Substantial Completion 19-1Q 1/1/2019 18-2Q 5/15/2018 -8 Month(s) No No Due to logic refinement and review of start up schedule. SUMMARY Total Milestones Completed 79 out of 146 = 54% Milestone Movement - Order No. 2010-12 vs. 12-3Q: a) Forward Movement 42 out of 146 = 29% b) Backward Movement 20 out of 146 = 14% Milestones Within +12 to +17 Month range 12 out of 146 = 8% Appendix 1 VC Summer Units 2 and 3 South Carolina Electric & Gas Company Color Legend Completed Completed this Quarter Movement in Days Only Based on April 1,2009 Performance Measurement Baseline Schedule 12-3Q 13 of 13

APPENDIX 2

V. C. Summer Nuclear Station Units 2 & 3

Quarterly Report to the South Carolina Office of Regulatory Staff

Submitted by South Carolina Electric & Gas Company

Pursuant to Public Service Commission Order No. 2009-104(A)

Quarter Ending September 30, 2012

Appendix 2 is an updated and expanded version of the information contained in the capital cost schedule approved by the Commission in Order No. 2011-345.

Appendix 2 shows:

1.                                      The actual expenditures on the project by plant cost category through the current period.

2.                                      The changes in capital costs reflecting the Company’s current forecast of expenditures on the project for each future period by plant cost category.  In updating its cost projections the Company has used the current construction schedule for the project and the Commission-approved inflation indices as set forth in Appendix 4 to this report.

3.                                      The cumulative CWIP for the project and the balance of CWIP that is not yet reflected in revised rates.

4.                                      The current rate for calculating AFUDC computed as required under applicable FERC regulations.

The Cumulative Project Cash Flow target as approved in Order No. 2011-345 and as updated for escalation and other Commission-approved adjustments is found under the heading “Per Order 2011-345 Adjusted.”  The adjustments reflect:

1.                                      Changes in inflation indices.

2.                                      Budget Carry-Forward Adjustments used, where appropriate to track the effect of lower-than-expected cumulative costs on the future cumulative cash flow of the project.

Appendix 2 also shows the cumulative cash flow for the project based on actual expenditures to date and the current construction schedule and forecast of year-by-year costs going forward.  This information is found under the heading “Actual through September 2012 plus Projected.”

1 Appendix 2 2 3 RESTATED and UPDATED CONSTRUCTION EXPENDITURES 4 (Thousands of $) 5 6 V.C. Summer Units 2 and 3 - Summary of SCE&G Capital Cost Components 7 8 9 Per Order 2011-345 Adjusted Total 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 10 11 Annual Project Cash Flow(per order) 5,531,259 21,723 100,905 340,003 398,552 497,994 856,993 871,748 664,760 627,604 494,501 304,676 351,800 12 Capital Cost Rescheduling Contingency - - - - - - - - - - - - - 13 Budget Carry-Forward Adjustment - - - - - - - - - - - - - 14 Net 5,531,259 21,723 100,905 340,003 398,552 497,994 856,993 871,748 664,760 627,604 494,501 304,676 351,800 15 16 Adjusted for Change in Escalation 5,052,632 21,723 100,905 340,003 398,552 489,830 776,712 772,021 609,109 567,353 430,389 259,912 286,125 17 18 Cumulative Project Cash Flow(Target) 21,723 122,628 462,631 861,183 1,351,013 2,127,725 2,899,745 3,508,854 4,076,207 4,506,596 4,766,508 5,052,632 19 20 Actual through September 2012* plus Projected 21 Projected Actual 22 Plant Cost Categories Total 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 23 Fixed with No Adjustment 24 Firm with Fixed Adjustment A 25 Firm with Fixed Adjustment B 26 Firm with Indexed Adjustment 27 Actual Craft Wages 28 Non-Labor Costs 29 Time & Materials 30 Owners Costs 31 Transmission Costs 329,512 - 26 724 927 11,964 64,792 60,627 60,407 68,651 60,059 1,335 - 32 33 Total Base Project Costs(2007 $) 4,553,355 21,723 97,386 319,073 374,810 314,977 525,628 792,268 867,478 652,235 381,977 149,243 56,557 34 35 Total Project Escalation 930,287 - 3,519 20,930 23,741 34,084 68,711 141,285 223,971 197,280 130,854 61,727 24,184 36 37 Total Revised Project Cash Flow 5,483,642 21,723 100,905 340,003 398,551 349,061 594,340 933,553 1,091,448 849,515 512,831 210,970 80,741 38 39 Cumulative Project Cash Flow(Revised) 21,723 122,629 462,632 861,183 1,210,244 1,804,583 2,738,136 3,829,585 4,679,100 5,191,931 5,402,901 5,483,642 40 41 AFUDC(Capitalized Interest) 216,764 645 3,497 10,564 17,150 14,218 16,131 31,544 43,020 41,558 24,471 11,497 2,470 42 43 Gross Construction 5,700,406 22,368 104,403 350,567 415,701 363,278 610,470 965,097 1,134,468 891,073 537,303 222,467 83,211 44 45 Construction Work in Progress 22,368 126,771 477,338 893,039 1,256,317 1,866,787 2,831,885 3,966,353 4,857,425 5,394,728 5,617,194 5,700,406 46 47 CWIP Currently in Rates 1,536,466 48 49 September 30, 2012 Actual Incremental CWIP Not Currently in Rates 122,983 50 51 *Applicable index escalation rates for 2012 are estimated. Escalation is subject to restatement when actual indices for 2012 are final. 52 53 Notes: 54 2012-2018 AFUDC rate applied 5.28% 55 56 The AFUDC rate applied is the current SCE&G rate. AFUDC rates can vary with changes in market interest rates, 57 SCE&G's embedded cost of capital, capitalization ratios, construction work in process, and SCE&G's short-term debt outstanding. CONFIDENTIAL

APPENDIX 3

V. C. Summer Nuclear Station Units 2 & 3

Quarterly Report to the South Carolina Office of Regulatory Staff

Submitted by South Carolina Electric & Gas Company

Pursuant to Public Service Commission Order No. 2009-104(A)

Quarter Ending September 30, 2012

For comparison purposes, Appendix 3 provides the schedule of capital costs for the project which was approved by the Commission in Order No. 2011-345 as the Approved Capital Cost of the Units, pursuant to S.C. Code Ann. § 58-33-270(B)(2). Appendix 3 also reflects the forecast of AFUDC expense based on these adjusted schedules and the AFUDC rates that were current at the time of Order No. 2011-345.  Appendix 3 is intended to provide a fixed point of reference for future revisions and updating.  While the schedule of costs contained on Appendix 3 is subject to revision for escalation, changes in AFUDC rates and amounts, capital cost scheduling contingencies and other contingency adjustments as authorized in Order No. 2009-104(A), no such adjustments have been made to the schedules presented here.

Appendix 3 RESTATED and UPDATED CONSTRUCTION EXPENDITURES (Thousands of $) V.C. Summer Units 2 and 3 - Summary of SCE&G Capital Cost Components Per Order 2011-345 Actual Projected Plant Cost Categories Total 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 Fixed with No Adjustment Firm with Fixed Adjustment A Firm with Fixed Adjustment B Firm with Indexed Adjustment Actual Craft Wages Non-Labor Costs Time & Materials Owners Costs Transmission Costs 321,591 - 26 724 884 7,252 7,775 12,095 29,822 35,236 43,035 73,678 111,064 Total Base Project Costs(2007 $) 4,270,404 21,723 97,386 319,073 377,225 440,602 696,093 669,056 483,136 438,767 323,231 193,183 210,926 Total Project Escalation 1,260,855 - 3,519 20,930 21,327 57,391 160,900 202,693 181,623 188,837 171,270 111,492 140,874 Total Revised Project Cash Flow 5,531,259 21,723 100,905 340,003 398,552 497,994 856,993 871,748 664,760 627,604 494,501 304,676 351,800 Cumulative Project Cash Flow(Revised) 21,723 122,629 462,632 861,184 1,359,178 2,216,171 3,087,919 3,752,678 4,380,283 4,874,784 5,179,460 5,531,259 AFUDC(Capitalized Interest) 255,684 645 3,497 10,564 17,150 24,188 32,098 42,559 37,585 30,731 21,543 17,561 17,564 Construction Work in Progress 22,368 126,771 477,338 893,040 1,415,221 2,304,312 3,218,618 3,920,963 4,579,298 5,095,342 5,417,579 5,786,943 CONFIDENTIAL

APPENDIX 4

V. C. Summer Nuclear Station Units 2 & 3

Quarterly Report to the South Carolina Office of Regulatory Staff

Submitted by South Carolina Electric & Gas Company

Pursuant to Public Service Commission Order No. 2009-104(A)

Quarter Ending September 30, 2012

Appendix 4 shows the changes in the inflation indices approved in Order No. 2009-104(A).  Included is a ten year history of the Handy-Whitman All Steam Index, South Atlantic Region; the Handy-Whitman All Steam and Nuclear Index, South Atlantic Region; the Handy-Whitman All Transmission Plant Index, South Atlantic Region; and the Chained GDP Index.  The change in the relevant indices from the Combined Application is also provided.

Appendix 4, Chart A Inflation Indices, Chart A HW All Steam Generation Plant Index, July 2012 Year Index Yr/Yr change Three Year Average Five Year Average Ten Year Average 2012 584 1.92% 3.82% 3.60% 4.67% 2011 573 4.75% 2.31% 4.75% 2010 547 4.79% 3.78% 5.31% 2009 522 -2.61% 4.74% 5.50% 2008 536 9.16% 8.13% 7.35% 2007 491 7.68% 6.99% 5.74% 2006 456 7.55% 6.64% 4.75% 2005 424 5.74% 4.49% 2004 401 6.65% 3.50% 2003 376 1.08% 2002 372 2.76% 2001 362 BLRA Filing Order 2010-12 Order 2011-345 Update Jul-07 Jan-09 Jul-10 Jul-12 HW All Steam Index: One year 7.68% 4.83% 4.79% 1.92% Five Year 5.74% 7.19% 5.31% 3.60%

Appendix 4, Chart B Inflation Indices, Chart B HW All Steam and Nuclear Generation Plant Index, July 2012 Year Index Yr/Yr change Three Year Average Five Year Average Ten Year Average 2012 584 2.10% 3.82% 3.64% 4.70% 2011 572 4.76% 2.31% 4.76% 2010 546 4.60% 3.78% 5.32% 2009 522 -2.43% 4.82% 5.55% 2008 535 9.18% 8.15% 7.37% 2007 490 7.69% 7.00% 5.75% 2006 455 7.57% 6.66% 4.77% 2005 423 5.75% 4.50% 2004 400 6.67% 3.50% 2003 375 1.08% 2002 371 2.77% 2001 361 BLRA Filing Order 2010-12 Order 2011-345 Update Jul-07 Jan-09 Jul-10 Jul-12 HW All Steam/Nuclear Index: One year 7.69% 4.84% 4.60% 2.10% Five Year 5.75% 7.20% 5.32% 3.64%

Appendix 4, Chart C Inflation Indices, Chart C HW All Transmission Plant Index, July 2012 Year Index Yr/Yr change Three Year Average Five Year Average Ten Year Average 2012 584 -0.17% 3.25% 2.56% 4.71% 2011 585 4.84% 1.30% 4.36% 2010 558 5.08% 2.71% 5.23% 2009 531 -6.02% 3.96% 5.48% 2008 565 9.07% 9.02% 8.73% 2007 518 8.82% 8.11% 6.86% 2006 476 9.17% 8.58% 5.25% 2005 436 6.34% 5.43% 2004 410 10.22% 3.59% 2003 372 -0.27% 2002 373 0.81% 2001 370 BLRA Filing Order 2010-12 Order 2011-345 Update Jul-07 Jan-09 Jul-10 Jul-12 HW All Transmission Plant Index One year 8.82% 7.41% 5.08% -0.17% Five Year 6.86% 8.60% 5.23% 2.56%

Appendix 4

Inflation Indices, Chart D

GDP Chained Price Index. 2012

SERIESTYPE	UNIT	SHORT LABEL	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012
Chained Price Index--Gross Domestic Product														
U.S. Macro - 10 Year Baseline	(2005=100)	Chained price index-gross domestic product , Source: BEA , Units: index- 2005=100.0	90.65	92.11	94.10	96.77	100.00	104.21	105.68	107.82	109.66	110.23	112.74	114.83
Annual Percent change			2.26%	1.61%	2.16%	2.84%	3.34%	4.21%	**1.41%**	**2.02%**	**1.71%**	**0.52%**	**2.28%**	**1.85%**
3-Year Annual Percent change				2.01%	2.01%	2.20%	2.78%	3.46%	2.98%	2.54%	1.71%	1.42%	1.50%	1.55%
5-Year Annual Percent change						**2.21%**	**2.44%**	**2.83%**	**2.79%**	**2.76%**	**2.53%**	**1.97%**	**1.59%**	**1.67%**
10-Year Annual Percent change														2.23%
Consumer Price Index, All-Urban														
U.S. Macro - 10 Year Baseline	Index	Consumer price index, all-urban , Source: BLS , Units: - 1982-84=1.00	1.77	1.80	1.84	1.89	1.95	2.02	2.07	2.14	2.13	2.17	2.23	2.29
Percent change			2.82%	1.60%	2.30%	2.67%	3.37%	3.23%	2.86%	3.21%	-0.47%	1.88%	2.76%	2.69%
3-Year Annual Percent change				2.59%	2.24%	2.19%	2.78%	3.09%	3.15%	3.10%	1.85%	1.53%	1.38%	2.44%
5-Year Annual Percent change						2.55%	2.55%	2.63%	2.88%	3.07%	2.43%	2.13%	2.04%	2.01%
10-Year Annual Percent change													2.33%	2.44%
Producer Price Index--Finished Goods														
U.S. Macro - 10 Year Baseline	(1982=1.0)	Producer price index-finished goods , Source: BLS , Units: index- 1982=1.0	1.41	1.39	1.43	1.49	1.56	1.60	1.67	1.76	1.71	1.79	1.89	1.93
Percent change			1.94%	-1.30%	3.18%	3.98%	4.70%	2.56%	4.38%	5.39%	-2.84%	4.68%	5.59%	2.12%
3-Year Annual Percent change				1.44%	1.26%	1.93%	3.95%	3.74%	3.87%	4.10%	2.24%	2.34%	2.40%	4.12%
5-Year Annual Percent change						2.29%	2.48%	2.60%	3.76%	4.20%	2.79%	2.79%	3.39%	2.94%
10-Year Annual Percent change													2.99%	3.35%

	BLRA Filing Jul-07	Order 2010-12 Jan-09	Order 2011-345 Jul-10	Update Jul-12
GDP Chained Price Index				
One year	2.66%	2.24%	0.43%	1.85%
Five Year	2.81%	2.86%	1.97%	1.67%